CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS



     As independent public accountants, we hereby consent to the incorporation by reference in this Form
S-8 Registration Statement to register common stock of Marshall & Ilsley Corporation (related to the Marshall
& Ilsley Corporation 1997 Executive Stock Option and
Restricted Stock and the Security Capital Corporation
1993 Incentive Stock Option Plans) of our report dated
January 31, 1997, included in Marshall & Ilsley
Corporation's Form 10-K and Form 10-K/A for the year ended December 31, 1996, and to all references to our Firm included in such Registration Statement.




                              /s/ Arthur Andersen LLP
                              ARTHUR ANDERSEN LLP



Milwaukee, Wisconsin,
September 30, 1997.